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                                    AGREEMENT

                               Purchase, New York
                                February 7, 2000

         International Paper Company ("IP") and Union Camp Patent Holding, Inc. ("UCPH") hereby agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934 (the "Act") in connection with their direct or indirect beneficial ownership of the same equity securities issued by Bush Boake Allen Inc.

          IP and UCPH state that they are both entitled to individually use
Schedule 13G pursuant to Rule 13d-1(d) of the Act.

         Both IP and UCPH are responsible for the timely filing of the statement and any amendments thereto, and for the completeness and accuracy of the information concerning each of them contained therein but neither is responsible for the completeness or accuracy of the information concerning the other.

                           INTERNATIONAL PAPER COMPANY

                                            BY: /s/ James W. Guedry
                                                -------------------
                                                James W. Guedry
                                                Vice President and Secretary

                                                UNION CAMP PATENT HOLDING, INC.

                                            BY: /s/ James W. Guedry
                                                -------------------
                                                    James W. Guedry
                                                    President







                                    Exhibit A